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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - January 29, 2003
                                                          ----------------


                         NORTH FORK BANCORPORATION, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                    1-10458                    36-3154608
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 State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)



275 Broadhollow Road
Melville, New York                                          11747
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(Address of principal executive offices)                 (Zip Code)




Registrant's telephone number, including area code:     (631) 844-1004
                                                        --------------

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ITEM 5.  OTHER EVENTS
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     North Fork Bancorporation, Inc. issued a press release announcing that its
Board of Directors approved an increase to its previously announced share repurchase program by 5 million shares bringing the total authorized for repurchase to approximately 6 million shares or approximately 4% of the Company's outstanding shares. The full text of the press release is included herein as Exhibit 99.1.


                                    * * *

     At December 31, 2002 consolidated total assets and deposits were $21.4 billion and $13.2 billion, respectively with shareholders' equity of $1.5 billion, constituting 7% of total assets. The Company operates 171 branch locations throughout the New York Metropolitan area and Connecticut.


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                                    SIGNATURE
                                    ---------


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 29, 2003








NORTH FORK BANCORPORATION, INC.


By: /s/ Daniel M. Healy


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    Daniel M. Healy
    Executive Vice President
    Chief Financial Officer